EVERY SHAREHOLDER'S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Follow the on-screen instructions
available 24 hours



VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
available 24 hours



VOTE BY MAIL
Vote, sign and date this Proxy Card and return in the postage-paid envelope



VIRTUAL MEETING
at the following Website:
www.meetingcenter.io/[●],
on March 23 at 1:00 p.m. Eastern Time
To participate in the Virtual Meeting, enter the 14-digit control number from the shaded box on this card.
The Password for this meeting is DUSG2021

Please detach at perforation before mailing.

DELAWARE U.S. GROWTH FUND
a series of Delaware Group Adviser Funds
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 23, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.

The undersigned hereby revokes all previous proxies for his/her shares and appoints [●], or any of them, with the right of substitution, proxies of the undersigned at the special meeting of shareholders of Delaware U.S. Growth Fund a series of a series of Delaware Group Adviser Funds to be held virtually at the following Website: www.meetingcenter.io/[●] on March 23, 2021 at 1:00 p.m. Eastern time, or at any postponements or adjournments thereof, with all the powers which the undersigned would possess if personally present, and instructs them to vote in their discretion upon any matters which may properly be acted upon at this special meeting of shareholders and specifically as indicated on the reverse side of this Proxy Card. To participate in the Virtual Meeting enter the 14-digit control number from the shaded box on this card. The Password for this meeting is **DUSG2021**. **Please refer to the Proxy Statement for a discussion of these matters.**

BY SIGNING AND DATING THIS PROXY CARD, YOU AUTHORIZE THE PROXIES TO VOTE ON THE PROPOSAL DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AS MARKED, OR IF NOT MARKED, TO VOTE "FOR" THE PROPOSAL, AND TO USE THEIR DISCRETION TO VOTE ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS. PLEASE COMPLETE AND MAIL THIS PROXY CARD AT ONCE IN THE ENCLOSED ENVELOPE.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

DEL_31869_010621

PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

XXXXXXXXXXXXXX code

EVERY SHAREHOLDER'S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held virtually on March 23, 2021. The Proxy Statement for this meeting is available at: www.delawarefunds.com/xxxxxx

Please detach at perforation before mailing.

THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: ☒

A Proposal

		FOR	AGAINST	ABSTAIN
1.	To approve an agreement and plan of Reorganization between the Target Trust on behalf of the Target Fund and Managed Portfolio Series (the "Acquiring Trust"), on behalf of the Jackson Square Large-Cap Growth Fund (the "Acquiring Fund") providing for: (a) the acquisition of all of the assets and assumption of all of the liabilities of the Target Fund by the Acquiring Fund in exchange for shares of the Acquiring Fund; (b) the distribution of such shares to the Shareholders of the Target Fund; and (c) the liquidation and termination of the Target Fund (the "Reorganization").	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Sign and Date Below

Note: Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
/ /		

Scanner bar code

xxxxxxxxxxxxxx DEL1 31869 M xxxxxxxx